UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2017, SunOpta Inc. (the “Company”) announced the appointment of David J. Colo as President and Chief Executive Officer (“CEO”) of the Company. Mr. Colo was also appointed to the board of directors of the Company (the “Board”). Katrina L. Houde, who had been serving as the Company’s interim CEO, stepped down as interim CEO as of February 6, 2017 and continues to serve as a member of the Board.

Mr. Colo, age 54, served as Executive Vice President, Chief Operating Officer of Diamond Foods, Inc. from June 2013 until March 2016 and as Executive Vice President of Global Operations and Supply Chain from December 2012 until June 2013. Since 2016, Mr. Colo has served as an independent industry consultant. Before joining Diamond Foods, Mr. Colo spent approximately three years as an independent industry consultant, focusing on organizational optimization and planning. From 2005 to 2009, he held leadership positions in the consumer products division of ConAgra Foods, Inc., including roles as Senior Vice President of Sales and Operations Planning, Senior Vice President of Enterprise Manufacturing and Senior Vice President of Operations. From 2003 to 2005, he served as President of ConAgra Food Ingredients.

Mr. Colo previously served with Nestle-Purina Pet Care Company in roles of increasing responsibility, including Vice President of Supply for the company’s Golden Products Division, and Vice President of Store Brands and Venture Development. He also served for two years as President of the American Dehydrated Onion and Garlic Association. Mr. Colo is a member of the Board of Directors of MGP Ingredients, Inc. Mr. Colo holds a Bachelor of Science, Agribusiness Economics, from Southern Illinois University.

In connection with Mr. Colo’s appointment as President and CEO of the Company, the Company entered into an employment agreement (“Employment Agreement”) with Mr. Colo, which sets forth terms and conditions of his employment. The Employment Agreement, which was approved on February 2, 2017, has an effective date of February 6, 2017. Pursuant to the Employment Agreement, Mr. Colo will receive a base salary of at least $650,000 annually (subject to annual review by the Board). Mr. Colo will also be eligible to receive an annual bonus based upon a target bonus amount of at least 125% of his base salary, upon achieving one or more pre-established performance goals to be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”).

Additionally, as part of the Employment Agreement, the Company and Mr. Colo entered into the following agreements (collectively, the “Award Agreements”), providing for the grant of one-time equity awards to Mr. Colo: (i) a Restricted Stock Award Agreement; (ii) a Stock Option Award Agreement; and (iii) a Performance Share Unit Award Agreement.

Under the Restricted Stock Award Agreement, the Company granted Mr. Colo 50,000 restricted stock units (the “Special RSUs”) as of February 6, 2017. The Special RSUs will vest in three equal annual installments beginning February 6, 2018. Each vested Special RSU will entitle Mr. Colo to receive one common share of the Company.

Under the Stock Option Award Agreement, the Company granted Mr. Colo 473,940 performance-based stock options (the “Special Stock Options”) as of February 6, 2017. The vesting of the Special Stock Options is subject to (i) Mr. Colo’s continued employment with the Company through February 6, 2020 (the “Performance Period”); and (ii) the satisfaction of certain stock price performance conditions during the Performance Period. One-third of the Special Stock Options will vest upon achieving a stock price of $11.00, one-third will vest upon achieving a stock price of $14.00, and one-third will vest upon achieving a stock price of $18.00, in each case for 20 consecutive trading days and subject to continued employment through the Performance Period. Each vested Special Stock Option will entitle Mr. Colo to purchase one common share of the Company at an exercise price of $7.00, which is equal to the closing price of the Company’s common shares as reported on the NASDAQ Global Select Market on February 6, 2017.

The Performance Share Unit Award Agreement grants Mr. Colo 277,780 performance stock units (the “Special Performance Units”) as of February 6, 2017. The vesting of the Special Performance Units is subject to (i) Mr. Colo’s continued employment with the Company through the Performance Period; and (ii) the satisfaction of certain stock price performance conditions during the Performance Period. One-third of the Special Performance Units will vest upon achieving a stock price of $11.00, one-third will vest upon achieving a stock price of $14.00, and one-third will vest upon achieving a stock price of $18.00, in each case for 20 consecutive trading days and subject to continued employment through the Performance Period. Each vested Special Performance Unit will entitle Mr. Colo to receive one common share of the Company without payment of additional consideration.

The Company will issue an additional 50,000 Special RSUs to Mr. Colo, which will vest in three equal annual installments beginning February 6, 2018, if he purchases an aggregate value of $1,000,000 of the Company’s common shares in the open market by the later of (i) March 17, 2017 or (ii) the date that is the 10th stock trading date after February 6, 2017 that Mr. Colo was eligible to purchase common shares under the Company’s insider trading policy. The Board of Directors approved the terms and conditions of the equity awards and the Award Agreements as inducement equity awards outside the Company’s 2013 Stock Incentive Plan, in accordance with NASDAQ Listing Rule 5635(c)(4).

The Employment Agreement also provides that, although Mr. Colo will be employed on an at-will basis, if his employment is terminated by the Company without cause or by Mr. Colo for good reason, he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to one and a half times his then-current base salary, plus, the lesser of his annual bonus received from the previous year and his target bonus for the current year (the “Lump Sum Payment”); (iii) a pro-rated annual bonus for the current year (the “Bonus Payment”), and (iv) the immediate vesting of any unvested Special RSUs and a prorated portion of unvested Special Stock Options and Special Performance Units for which the stock price hurtles have been satisfied. In additional to these benefits, if Mr. Colo’s employment is terminated by the Company without cause or by Mr. Colo for good reason within 12 months following a change of control of the Company or, under certain circumstances, within a two month period prior to such transaction, he will also be entitled to receive a lump sum payment equal to the difference of (a) the sum of two times his then-current base salary, plus, a pro-rata amount of his target bonus for that year; and (b) the sum of the Lump Sum Payment and the Bonus Payment. The Employment Agreement also provides benefits in the event of death or total disability.

In addition to the compensation and equity terms set forth in the Employment Agreement, the Employment Agreement contains customary covenants on confidentiality, non-competition and non-solicitation.

The descriptions of the Employment Agreement and the Award Agreements are qualified in their entirety by the complete terms and conditions of the documents, each of which will be filed as exhibit herewith.

On February 3, 2017, the Board also approved the payment of a one-time discretionary bonus of $100,000 to Ms. Houde for her service as Interim CEO of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date:	February 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective February 6, 2017, between SunOpta Inc. and David J. Colo.

10.2	Restricted Stock Award Agreement, dated effective February 6, 2017, between SunOpta Inc. and David J. Colo.

10.3	Stock Option Award Agreement, dated effective February 6, 2017, between SunOpta Inc. and David J. Colo.

10.4	Performance Share Unit Award Agreement, dated effective February 6, 2017, between SunOpta Inc. and David J. Colo.

99.1	Press Release, dated February 6, 2017, announcing the appointment of David J. Colo as President and Chief Executive Officer.

99.2	Press Release, dated February 7, 2017, reporting inducement grants pursuant to NASDAQ Listing Rule 5635(c)(4) to David J. Colo.